SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)           December 13, 1995



                          BARRINGER TECHNOLOGIES INC.
               (Exact name of registrant as specified in its charter)



        Delaware                    0-3207                 84-0720473
(State or other jurisdiction of    (Commission            (IRS Employer
 incorporation or organization)    File Number)           Identification No.)



  219 South Street, New Providence, New Jersey               07974
 (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:    (908) 665-8200

Item 2.  Acquisition or Disposition of Assets.

        Pursuant to the terms of a Stock Purchase Agreement, dated December 8, 1995 (the "Agreement"), by and between Barringer Laboratories, Inc. ("Labco") and Barringer Technologies Inc. (the "Company"), on December 13, 1995 the Company sold to Labco 647,238 shares (the "Shares") of Labco's common stock (the "Labco Stock") for an aggregate purchase price of $809,048. The purchase price consisted of $300,000 in cash, cancellation of all amounts owed by the Company to Labco pursuant to certain intercompany agreements (aggregating $452,945) and cancellation of $57,103 in accounts receivable due to Labco. After giving effect to the sale of the Shares, the Company continued to own 432,475 shares of Labco Stock.

        Under the terms of the Agreement, upon the closing of the sale of the Shares, all intercompany agreements between the Company and Labco terminated and certain collateral securing the Company's obligations thereunder was returned to the Company. However, pursuant to the terms of the Agreement, Labco retained 88,260 shares of Labco Stock owned by the Company. In the event that Labco meets certain pre-tax earnings goals for 1996, those shares will be returned to the Company. If Labco does not meet such goals, all or a portion of such shares will be retained by Labco.

        In the Agreement, the Company agreed to terminate all voting arrangements allowing it to vote shares of Labco Stock not owned by it and agreed for a period of 24 months not to enter into any such voting arrangements. In addition, the Company granted Labco a right of first refusal until January 2, 1997 giving Labco the right, for a period of thirty days, to purchase shares of Labco Stock owned by the Company in the event that the Company wishes to sell any additional shares. In connection with such right, the Company agreed to certain restrictions on the transferability of any Labco Stock owned by it until January 2, 1997.

        The right of first refusal and the related restrictions on transfer will terminate upon the first to occur of (i) the sale, within twelve months of the date of the Agreement, of Labco Stock sufficient to give any one person or entity ownership of 50% or more of the Labco Stock, or (ii) the change of more than three members of the Board of Directors of Labco, other than as a result of resignation, during any twelve month period after the date of the Agreement.

        The description of the Agreement contained herein is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is attached as an Exhibit to this Current
Report on Form 8-K and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

        (c)  Exhibits.

Exhibit 2.1 Stock Purchase Agreement, dated December 8, 1995, by and between Barringer Laboratories, Inc. and Barringer Technologies Inc.

Exhibit 99.1    Press Release, dated December 18, 1995.


                                        SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                BARRINGER TECHNOLOGIES INC.


                                By:  /s/ Richard S. Rosenfeld
                                         Richard S. Rosenfeld,
                                         Vice President, Finance

Dated: December 27, 1995



                                EXHIBIT INDEX

                  Exhibit                                   Page No.

2.1 Stock Purchase Agreement, dated December 8, 1995, by and between Barringer Laboratories, Inc. and Barringer Technologies Inc.

99.1    Press Release, dated December 18, 1995.

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